As filed with the Securities and Exchange Commission on May 10, 2013
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNI-PIXEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2926437
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Uni-Pixel, Inc. 2011 Stock Incentive Plan, as amended
 (Full title of the plan)

Reed Killion
Chief Executive Officer
Uni-Pixel, Inc.
8707 Technology Forest Place
Suite 100
The Woodlands, Texas 77381
(Name and address of agent for service)

281-825-4500
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	800,000	$35.63	$28,504,000	$3,887.95

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Stock Exchange on May 6, 2013.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT
TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Uni-Pixel, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 15, 2011 (File No. 333-176850) is hereby incorporated by reference.

PART II

Information Required in the Registration Statement

Item 3.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission on February 26, 2013;

b)
Our Current Reports on Form 8-K filed with the SEC on January 25, 2013, February 19, 2013, February 26, 2013, March 4, 2013, April 8, 2013, April 16, 2013, April 18, 2013, April 22, 2013, April 23, 2013, April 26, 2013, April 29, 2013 and April 30, 2013;

c)	Our definitive proxy statement filed with the Commission on March 1, 2013; and

d)
The description of our common stock included in our Registration Statement on Form 8-A/A, as filed with the Commission on December 9, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;  and

e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Richardson & Patel LLP has rendered an opinion relating to the validity of the issuance of shares of common stock underlying the Plan.  As of the date of this Registration Statement, a principal of Richardson & Patel LLP currently owns options to purchase 20,000 shares of the Registrant’s common stock.

Item 8. Exhibits.

No.	Description of Exhibit

5.1	Opinion of Richardson & Patel LLP

10.1	Uni-Pixel, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 99 to the Registrant’s Form S-8, filed on September 15, 2011)

10.2	Amendment No. 1 to Uni-Pixel 2011 Stock Incentive Plan

23.1	Consent of PMB Helin Donovan, LLP

23.2	Consent of Richardson & Patel LLP (filed as part of Exhibit 5.1)

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas on the 10th day of May, 2013.

UNI-PIXEL, INC.

By:	/s/ ReedKillion
Reed Killion
Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of the Company, hereby nominates, constitutes and appoints  Reed J. Killion, Robert J. Petcavich and Jeffrey W. Tomz, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form relating to the issuance of certain shares of the common stock, $0.001, of the Company (the “Common Stock”) in connection with the Uni-Pixel, Inc. 2011 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 10, 2013 by the following persons in the capacities indicated:

Signature	Title
/s/ Reed Killion	Chief Executive Officer, President, and Director
Reed Killion	(Principal Executive Officer)
/s/ Jeffrey W. Tomz	Chief Financial Officer and Secretary
Jeffrey W. Tomz /s/ Bernard T. Marren	(Principal Financial and Accounting Officer Director
Bernard T. Marren /s/ Carl J Yankowski	Director
Carl J. Yankowski /s/ Bruce I Berkoff	Director
Bruce I. Berkoff /s/ Ross A. Young	Director
Ross A. Young /s/ William Wayne Patterson	Director
William Wayne Patterson
/s/ Anthony J. LeVeccio	Director
Anthony J. LeVecchio

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Richardson & Patel LLP

10.1	Uni-Pixel, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 99 to the Registrant’s Form S-8, filed on September 15, 2011)

10.2	Amendment to Uni-Pixel 2011 Stock Incentive Plan

23.1	Consent of PMB Helin Donovan, LLP

23.2	Consent of Richardson & Patel LLP (filed as part of Exhibit 5.1)

24	Power of Attorney